LIMITED POWER OF ATTORNEY

            The undersigned director, officer, or ten percent stockholder of
Caesars Entertainment Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Timothy Donovan, Michael D. Cohen, or Jill Eaton full power to act as his/her true and lawful attorney-in-fact and agent for him/her and in his/her name, place and stead, in any and all capacities related to the execution of all documents required by the Securities and Exchange
Commission for timely reporting of transactions in Company securities pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be performed in connection with such matters as fully to all intents and purposes as the undersigned officer might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
            IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 7 day of November, 2012.

/s/ Donald A. Colvin
Name:  Donald A. Colvin
Title: Executive Vice President and Chief Financial Officer